Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of May 19, 2025, by and between PAMT CORP and its subsidiaries (collectively, the “Company”), and Joseph A. Vitiritto (“Executive”) (collectively, the “Parties”).

WHEREAS, Executive is currently employed by the Company as its President and Chief Executive Officer pursuant to that certain Employment Agreement between the Company and Executive dated August 4, 2020 (the “Employment Agreement”);

WHEREAS, Executive has notified the Company of his intention to voluntarily resign his employment and the Company has agreed to waive any contractual notice periods Executive owes to Company in the event of a voluntary resignation; and

WHEREAS, to facilitate a smooth and orderly transition in the management of the Company, Executive agrees to make himself available to provide services to the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties hereto, each intending to be legally bound hereby, agree as follows:

1. Resignation.

1.1 Resignation from Positions. Executive’s resignation from employment with the Company is effective as of 11:59 p.m., Central Standard Time, on June 27, 2025 (such date, the “Resignation Date”). Such resignation from employment with the Company includes Executive’s voluntary resignation from the positions of President and Chief Executive Officer of the Company and all other officer, employee, director and manager positions held by Executive with the Company and its subsidiaries.

1.2 Release Agreement. The effectiveness of this Agreement is subject to Executive’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”). No payments or benefits under this Agreement shall be paid or provided to Executive unless the Release Agreement is entered into and becomes effective on the Effective Date set forth in the Release Agreement.

2. Transition.

2.1 Consulting Period and Services. Commencing on June 30, 2025 and ending June 30, 2026 (the “Consulting Period”), Executive shall make himself available to advise senior management and otherwise consult with the Company as reasonably requested by the Company from time to time (the “Consulting Services”); provided that the Consulting Services shall not exceed twenty percent (20%) of the average level of services that Executive performed during the 36-month period prior to the Resignation Date. The Company shall not control the manner or means by which Executive performs the Consulting Services, and Executive’s provision of the Consulting Services to the Company shall be non-exclusive. Executive may determine at his discretion the specific times during which he is available, provided that Executive shall be available within a reasonable timeframe and shall reasonably cooperate with the Company with respect to any litigation or other dispute relating to any matter in which Executive was involved or had knowledge during his employment with the Company. Any expenses associated with travel requested by the Company during the Consulting Period shall be reimbursed by the Company.

2.2 Consulting Fees. In exchange for the Consulting Services, subject to Sections 1.2 and 2.1 above, commencing on June 30, 2025, the Company agrees to pay Executive a weekly fee of $8,000.00 (the “Weekly Fee”) during the Consulting Period. Except as to the Weekly Fee, no other payment or benefits shall be due or payable to Executive for the Consulting Services, other than any travel expense reimbursements. The Company may terminate the Executive’s service as a consultant prior to the expiration of the Consulting Period in its sole discretion if Executive accepts employment with another employer in the transportation industry or as otherwise mutually agreed upon by the Parties..

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2.3 Status as an Independent Contractor. In all matters relating to the Consulting Services, nothing under this Agreement shall be construed as creating any partnership, joint venture or agency between the Company and Executive or to constitute Executive as an agent, employee or representative of the Company. Executive shall act solely as an independent contractor and, as such, is not authorized to bind the Company (including its subsidiaries) to third parties. Consequently, Executive shall not be entitled to participate during the Consulting Period in any of the employee benefit plans, programs or arrangements of the Company in his capacity as a consultant. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining workers’ compensation insurance on Executive’s behalf. The Company has not, is not and shall not be obligated to make, and it is the sole responsibility of Executive to make, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, federal or state unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive in connection with the provision of the Consulting Services. Executive agrees to indemnify and hold the Company harmless from and against any costs, fees, expenses, liabilities or penalties (and any interest that may accrue thereon) associated with any withholding taxes, FICA taxes, federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained in connection with any payments made by the Company to Executive for the Consulting Services. Executive shall not make any public statements concerning the Consulting Services that purport to be on behalf of the Company without prior written consent from the Company.

3. Separation Payments. In recognition of Executive’s contribution to the Company, and in consideration of the covenants contained herein and the waiver and release contained in the Release Agreement, the Company shall pay Executive a cash bonus in the total amount of $10,000.00 payable within fourteen (14) days following the Effective Date of the Release Agreement (the “Separation Payment”). Executive’s entitlement to receive the Separation Payment is subject to Executive’s (a) execution of the Release Agreement and (b) compliance with the obligations and covenants under this Agreement.

4. Retirement Plans. Executive shall be entitled to receive his vested accrued benefits, if any, under the Aon Pooled Employer Plan in accordance with the terms and conditions of such plans.

5. No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by COBRA or other applicable law, Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company on or after the Resignation Date. Executive acknowledges and agrees that all of Executive’s restricted shares of common stock of the Company that were unvested as of the Resignation Date and all unpaid bonus amounts as of the Resignation Date have been forfeited by Executive upon the Resignation Date in accordance with the terms of such awards.

6. Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A. If amounts payable under this Agreement do not qualify for exemption from Section 409A as of the Resignation Date and therefore are deemed deferred compensation subject to the requirements of Section 409A on the Resignation Date, then if Executive is a “specified employee” under Section 409A on the Resignation Date, payment of the amounts hereunder shall be delayed for a period of six (6) months from the Resignation Date if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within sixty (60) days after the end of the six-month period. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within sixty (60) days after the date of Executive’s death.

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7. Miscellaneous.

7.1 Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

7.2 Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

PAMT CORP

P.O. Box 188

Tontitown, Arkansas 72770

Attn: Mr. Lance Stewart, Chief Financial Officer

If to Executive, to:

Mr. Joseph A. Vitiritto

[                                      ]

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Either party may change its address for notices in accordance with this Section 7.2 by providing written notice of such change to the other party.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

7.4 Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration before a panel of three (3) arbitrators. The arbitration shall be held in Washington County, Arkansas, and shall be administered before JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness and any requirements imposed by Arkansas law. The parties shall equally split the costs of the arbitration, including but not limited to the JAMS arbitration fees and arbitrator compensation and expenses; provided, however, that each party shall be responsible for its own attorneys’ fees associated with or incurred during any such arbitration. Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction.

7.5 Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns. Executive shall not assign his interest in or delegate his duties under this Agreement. However, the Company is expressly authorized to assign this Agreement to one of its affiliates or subsidiaries upon written notice to Executive. The rights and obligations of the Company hereunder may also be assigned by operation of law in connection with a merger in which the Company is not the surviving corporation or in connection with the sale of substantially all of the assets of the Company; and in the latter event, such assignment shall not relieve the Company of its obligations hereunder.

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7.6 Entire Agreement. This Agreement, including its incorporated Exhibit A, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s resignation from employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Executive’s post-employment contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, covenant not to solicit, covenant not to compete, and no interference with employment relationship obligations. Executive’s contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, covenant not to solicit, covenant not to compete, and no interference with employment relationship obligations, shall remain in full force and effect.

7.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

7.9 Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

7.10 Duration. Notwithstanding the termination of Executive’s service as a consultant under this Agreement, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement and the Release Agreement.

7.11 Remedies. In the event of a breach or threatened breach by Executive of any of the provisions of this Agreement or the Release Agreement, Executive hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. If Executive fails to comply with any of the terms of this Agreement or the Release Agreement, the Company may, in addition to any other available remedies, terminate any benefits or payments that are later due under this Agreement, and Executive shall immediately return to the Company any amounts paid to Executive under the provisions of this Agreement, with the exception of any Consulting Service Weekly Fees previously paid by the Company. Such remedies shall not be a waiver by the Company of the releases provided in the Release Agreement.

7.12 Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PAMT CORP

By:	/s/ Matthew T. Moroun
Name:	Matthew T. Moroun
Title:	Chairman of the Board

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

     /s/ Joseph A. Vitiritto

Joseph A. Vitiritto

(Signature Page to Consulting Agreement)

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EXHIBIT A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”), entered into as of June 28, 2025 (the “Effective Date”), by and between PAMT CORP (collectively, with its consolidated subsidiaries, the “Company”), on behalf of itself, its subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Company Group”), and Joseph A. Vitiritto (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Consulting Agreement, dated as of May 19, 2025 (the “Consulting Agreement”), by and between the Company and Executive.

WHEREAS, the Consulting Agreement sets forth certain terms and conditions related to Executive’s separation from employment with the Company effective as of June 27, 2025; and

WHEREAS, the Consulting Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with his resignation, Executive shall fully and finally release the Company from all claims arising from or relating to Executive’s employment relationship with the Company and the termination of such relationship, other than any claims associated with the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive:

a) has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, directors, shareholders or agents;

b) has not made any claims or allegations to the Company related to sexual harassment, sex discrimination, or sexual abuse, and that none of the payments set forth in the Consulting Agreement are related to sexual harassment, sex discrimination, or sexual abuse;

c) has been properly paid for all hours worked for the Company;

d) has received all salary, wages, commissions, bonuses, and other compensation due to the Executive, with the exception of any benefits or payments due under the Consulting Agreement; and

e) has not knowingly and willfully engaged in any unlawful conduct relating to the business of the Company that would have had a material impact on its financial statements or any theft or fraud relating to the Company or its affiliates.

If any of these statements is not true, the Executive cannot sign this Agreement and must notify the Company immediately in writing of the statements that are not true.

Exhibit A - 1

2. Release.

2.1 General Release. In consideration of the Company’s obligations under the Consulting Agreement and for other valuable consideration, Executive and the Executive’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company Group, including each member of the Company Group’s parents, subsidiaries, affiliates, predecessors, successors, assigns, and employee benefit plans, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, including under any federal, state or local law, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them. The Claims the Releasors are releasing include (without limiting the generality of the foregoing) all claims arising out of, or in any way related to all relationships, interactions, transactions or contracts, express or implied, between Executive and the Released Parties, including, without limitation, Executive’s hire, compensation, benefits, employment, termination, or separation from employment with the Company Group, by reason of any actual or alleged act, omission, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date Executive executes this Agreement.

Releasors further covenant and agree not to institute or cause to be instituted any action, cause of action or other judicial or administrative proceeding based on any claim released hereunder. If any such action or proceeding is brought by Releasors, the prevailing party shall be entitled to recover any costs incurred by them (including, but not limited to, attorneys’ fees) in connection with any such action or proceeding.

However, this general release and waiver of claims excludes, and Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law; (C) indemnification rights Executive has against the Company; (D) any right to file an unfair labor practice charge under the National Labor Relations Act; (E) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d)); (F) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; and (G) any claim for breach of this Agreement or the Consulting Agreement.

3. Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration against the Company or any member of the Company Group with regard to Executive’s employment, compensation or termination of employment or any other matter under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Consulting Agreement or failure to honor the obligations set forth therein; (b) breaches any of the covenants or obligations contained in or incorporated into the Consulting Agreement or that otherwise remain in effect pursuant to any employment or other agreement between Executive and the Company; or (c) is otherwise in breach of this Agreement or the Consulting Agreement, the Company shall be entitled to cease making any payments due pursuant to Sections 2 and 3 of the Consulting Agreement, and Executive shall immediately return to the Company any amounts paid to Executive under the Consulting Agreement, with the exception of any Consulting Service Weekly Fees previously paid by the Company. Such remedies shall not be a waiver by the Company of the releases provided in this Agreement.

4. Miscellaneous.

4.1 Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.

Exhibit A - 2

4.2 Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Company, to:

PAMT CORP

P.O. Box 188

Tontitown, Arkansas 72770

Attn: Mr. Lance Stewart, Chief Financial Officer

If to Executive, to:

Mr. Joseph A. Vitiritto

[                                      ]

[                                      ]

Either party may change its address for notices in accordance with this Section 4.2 by providing written notice of such change to the other party.

4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

4.4 Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, or any alleged breach of this Agreement shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration before a panel of three (3) arbitrators. The arbitration shall be held in Washington County, Arkansas, and shall be administered before JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness and any requirements imposed by Arkansas law. The parties shall equally split the costs of the arbitration, including but not limited to the JAMS arbitration fees and arbitrator compensation and expenses; provided, however, that each party shall be responsible for its own attorneys’ fees associated with or incurred during any such arbitration. Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction.

4.5 Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.

4.6 Entire Agreement. This Agreement and the Consulting Agreement constitute the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s resignation from employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Executive’s post-employment contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, covenant not to solicit, covenant not to compete, and no interference with employment relationship obligations. Employee’s contractual obligations contained in the Employment Agreement, including but not limited to Executive’s confidentiality, proprietary information, covenant not to solicit, covenant not to compete, and no interference with employment relationship obligations, shall remain in full force and effect.

Exhibit A - 3

4.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

4.9 Interpretation. As both parties have had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

4.10 Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.

[Signature Page Follows]

Exhibit A - 4

IN WITNESS WHEREOF, the parties hereto have signed their names as of the Effective Date set forth above.

PAMT CORP

By:
Name:	Matthew T. Moroun
Title:	Chairman of the Board

EXECUTIVE HEREBY ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS AGREEMENT, THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

________________________________

Joseph A. Vitiritto

Exhibit A - 5